Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2019, QUARTERLY DIVIDEND, AND ANNOUNCES STOCK REPURCHASE PLAN

FRESNO, CALIFORNIA…July 17, 2019… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $11,303,000, and fully diluted earnings per common share of $0.83 for the six months ended June 30, 2019, compared to $10,256,000 and $0.74 per fully diluted common share for the six months ended June 30, 2018.
SECOND QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $41.2 million or 4.53%, and total assets increased $75.4 million or 4.90% at June 30, 2019 compared to December 31, 2018.

•	Total deposits increased 0.92% to $1.29 billion at June 30, 2019 compared to December 31, 2018.

•	Total cost of deposits remains at low levels at 0.15% and 0.08% for the quarter ended June 30, 2019 and 2018, respectively.

•	Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 42.45% and 40.85% for the quarters ended June 30, 2019 and 2018, respectively.

•
Capital positions remain strong at June 30, 2019 with a 11.43% Tier 1 Leverage Ratio; a 14.72% Common Equity Tier 1 Ratio; a 15.16% Tier 1 Risk-Based Capital Ratio; and a 16.00% Total Risk-Based Capital Ratio.

•	The Company declared a $0.11 per common share cash dividend, payable on August 16, 2019 to shareholders of record on August 2, 2019.

•
During the quarter ended June 30, 2019, the Company repurchased and retired a total of 223,121 shares of common stock at an average price paid per share of $19.94. Since the Company approved the stock repurchased program on July 18, 2018, the Company has repurchased and retired a total of 379,382 shares at an average price paid per share of $19.60.

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•
The Company opened a new banking office in Gold River. The Company closed two banking offices - one in Rancho Cordova and one in Fair Oaks during the second quarter of 2019, and incurred approximately $51,000 in consolidation/closing costs during the quarter.

“This quarter we improved net income, grew loans and enhanced client relationships. With the addition of our new Market Executives in July, we expect this momentum to continue throughout our market area,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.  “Given our strong capital levels, the Board of Directors authorized a new stock repurchase program for an additional $10 million of common stock.”
Net income for the six months ended June 30, 2019 increased 10.21%, primarily driven by an increase in net interest income and an increase in net realized gains on sales and calls of investment securities, partially offset by an increase in non-interest expense and an increase in the provision for income taxes, compared to the six months ended June 30, 2018. During the six months ended June 30, 2019, the Company recorded a $275,000 provision for credit losses, compared to a $50,000 provision during the six months ended June 30, 2018. Net interest income before the provision for credit losses for the six months ended June 30, 2019 was $31,781,000, compared to $30,823,000 for the six months ended June 30, 2018, an increase of $958,000 or 3.11%. The impact to interest income from the accretion of the loan marks on acquired loans was $451,000 and $590,000 for the six months ended June 30, 2019 and 2018, respectively. In addition, net interest income before the provision for credit losses for the six months ended June 30, 2019 was benefited by approximately $183,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $175,000 in nonrecurring income for the six months ended June 30, 2018. Excluding these reversals and benefits, net interest income for the six months ended June 30, 2019 increased by $950,000 compared to the six months ended June 30, 2018.
During the six months ended June 30, 2019, the Company’s shareholders’ equity increased $11,942,000, or 5.43%, compared to December 31, 2018. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).

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Central Valley Community Bancorp -- page 3

Return on average equity (ROE) for the six months ended June 30, 2019 was 10.06%, compared to 9.84% for the six months ended June 30, 2018. The increase in ROE reflects increase in net income, notwithstanding an increase in shareholders’ equity. The Company declared and paid $0.21 and $0.14 per share in cash dividends to holders of common stock during the six months ended June 30, 2019 and 2018, respectively. Annualized return on average assets (ROA) was 1.45% for the six months ended June 30, 2019 and 1.28% for the six months ended June 30, 2018. During the six months ended June 30, 2019, the Company’s total assets increased 4.90%, and total liabilities increased 4.81%, compared to December 31, 2018.
Non-performing assets decreased by $298,000, or 10.88%, to $2,442,000 at June 30, 2019, compared to $2,740,000 at December 31, 2018. During the six months ended June 30, 2019, the Company recorded $26,000 in net loan recoveries, compared to $92,000 in net recoveries for the six months ended June 30, 2018. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was (0.01)% for the six months ended June 30, 2019, compared to (0.02)% for the same period in 2018. Total non-performing assets were 0.15% and 0.18% of total assets as of June 30, 2019 and December 31, 2018, respectively.
At June 30, 2019, the allowance for credit losses was $9,405,000, compared to $9,104,000 at December 31, 2018, a net increase of $301,000 reflecting the net recoveries and provision during the period. The allowance for credit losses as a percentage of total loans was 0.98% and 0.99% as of June 30, 2019 and December 31, 2018, respectively. Total loans includes loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $168,792,000 at June 30, 2019 and $189,719,000 at December 31, 2018. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.19% and 1.25% as of June 30, 2019 and December 31, 2018, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.18% and 1.25%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at June 30, 2019.
The Company’s net interest margin (fully tax equivalent basis) was 4.56% for the six months ended June 30, 2019, compared to 4.33% for the six months ended June 30, 2018. The increase in net interest margin in

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the period-to-period comparison resulted from the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold, the increase in the effective yield on average investment securities, and the increase in the yield on the Company’s loan portfolio.
For the six months ended June 30, 2019, the effective yield on average total earning assets increased 32 basis points to 4.75% compared to 4.43% for the six months ended June 30, 2018, while the cost of average total interest-bearing liabilities increased to 0.34% for the six months ended June 30, 2019 as compared to 0.17% for the six months ended June 30, 2018. Over the same periods, the cost of average total deposits increased to 0.14% for the six months ended June 30, 2019 compared to 0.07% for the same period in 2018.
For the six months ended June 30, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $496,076,000, a decrease of $58,933,000, or 10.62%, compared to the six months June 30, 2018. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 3.15% for the six months ended June 30, 2019, compared to 2.72% for the six months ended June 30, 2018.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $12,044,000, from $910,630,000 for the six months ended June 30, 2018 to $922,674,000 for the six months ended June 30, 2019. The effective yield on average loans increased to 5.59% for the six months ended June 30, 2019, compared to 5.46% for the six months ended June 30, 2018.
Total average assets for the six months ended June 30, 2019 was $1,562,541,000 compared to $1,606,475,000 for the six months ended June 30, 2018, a decrease of $43,934,000 or 2.73%. During the six months ended June 30, 2019 and 2018, the loan-to-deposit ratio was 74.20% and 70.60%, respectively. Total average deposits decreased $78,278,000 or 5.75% to $1,282,041,000 for the six months ended June 30, 2019, compared to $1,360,319,000 for the six months ended June 30, 2018. Average interest-bearing deposits decreased $70,404,000, or 8.69%, and average non-interest bearing demand deposits decreased $7,874,000, or 1.43%, for the six months ended June 30, 2019, compared to the six months ended June 30, 2018. The Company’s ratio of average non-interest bearing deposits to total deposits was 42.28% for the six months ended June 30, 2019, compared to 40.42% for the six months ended June 30, 2018.

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Central Valley Community Bancorp -- page 5

Non-interest income for the six months ended June 30, 2019 increased by $2,117,000 to $7,574,000, compared to $5,457,000 for the six months ended June 30, 2018, primarily driven by an increase of $2,614,000 in net realized gains on sales and calls of investment securities, an increase of $123,000 in other income, and an increase in loan placement fees of $20,000, offset by decrease in gain on sale of credit card portfolio of $578,000 and a decrease in service charge income of $78,000.
Non-interest expense for the six months ended June 30, 2019 increased $572,000, or 2.50%, to $23,439,000 compared to $22,867,000 for the six months ended June 30, 2018. The net increase year over year resulted from increases in information technology of $948,000, salaries and employee benefits of $153,000, and directors’ expenses of $146,000, offset by decreases in acquisition and integration expenses of $217,000, professional services of $194,000, data processing expenses of $54,000, and occupancy and equipment expenses of $183,000 in 2019 compared to 2018. The increase in the information technology expenses was a result of the Company outsourcing its network maintenance and IT support during the fourth quarter of 2018. The increase in the directors’ expenses was related to the change in the discount rate used to calculate the liability for deferred compensation and split dollar plans.
The Company recorded an income tax provision of $4,338,000 for the six months ended June 30, 2019, compared to $3,107,000 for the six months ended June 30, 2018. The effective tax rate for the six months June 30, 2019 was 27.73% compared to 23.25% for the six months June 30, 2018. The increase in the effective rate was a result of a decrease in tax-exempt interest.
Quarter Ended June 30, 2019
For the quarter ended June 30, 2019, the Company reported unaudited consolidated net income of $6,087,000 and earnings per diluted common share of $0.45, compared to consolidated net income of $4,965,000 and $0.36 per diluted share for the same period in 2018. The increase in net income during the second quarter of 2019 compared to the same period in 2018 was primarily due to an increase in net interest income of $549,000, and an increase in non-interest income of $1,912,000, offset by an increase in the provision for income taxes of $816,000, and an increase in total non-interest expenses of $273,000. The effective tax rate increased to 28.15% from 24.01% for the quarters ended June 30, 2019 and June 30, 2018, respectively. Net income for the immediately trailing quarter ended March 31, 2019 was $5,216,000, or $0.38 per diluted common share.

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Central Valley Community Bancorp -- page 6

Annualized return on average equity (ROE) for the second quarter of 2019 was 10.68%, compared to 9.53% for the same period of 2018. The increase in ROE reflects increase in net income, notwithstanding an increase in shareholders’ equity. Annualized return on average assets (ROA) was 1.54% for the second quarter of 2019 compared to 1.25% for the same period in 2018. This increase is due to an increase in net income notwithstanding a decrease in average assets.
In comparing the second quarter of 2019 to the second quarter of 2018, average total loans increased by $20,784,000, or 2.26%. During the second quarter of 2019, the Company recorded net loan charge-off of $13,000 compared to $82,000 net loan recoveries for the same period in 2018. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was 0.01% for the quarter ended June 30, 2019 compared to (0.04)% for the quarter ended June 30, 2018.
Average total deposits for the second quarter of 2019 decreased $62,091,000 or 4.65% to $1,274,159,000 compared to $1,336,250,000 for the same period of 2018. In comparing the second quarter of 2019 to the second quarter of 2018, average borrowed funds increased $29,253,000 or 118.44% to $53,952,000 compared to $24,699,000.
The Company’s net interest margin (fully tax equivalent basis) was 4.50% for the quarter ended June 30, 2019, compared to 4.35% for the quarter ended June 30, 2018. Net interest income, before provision for credit losses, increased $549,000, or 3.57%, to $15,946,000 for the second quarter of 2019, compared to $15,397,000 for the same period in 2018. The accretion of the loan marks on acquired loans increased interest income by $192,000 and $332,000 during the quarters ended June 30, 2019 and 2018, respectively. Net interest income during the second quarters of 2019 and 2018 benefited by approximately $56,000 and $196,000, respectively, from prepayment penalties and payoff of loans previously on nonaccrual status. The net interest margin period-to-period comparisons were impacted by an increase in the yield on the average investment securities and the loan portfolio. Over the same periods, the cost of total deposits increased to 0.15% from 0.08%.
For the quarter ended June 30, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $36,160,000, or 6.79%, compared to the quarter ended June 30, 2018, and increased by $540,000, or 0.11%, compared to the quarter ended March 31, 2019.

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The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.17% for the quarter ended June 30, 2019, compared to 2.67% for the quarter ended June 30, 2018 and 3.13% for the quarter ended March 31, 2019. Total average loans, which generally yield higher rates than investment securities, increased by $20,784,000 to $939,055,000 for the quarter ended June 30, 2019, from $918,271,000 for the quarter ended June 30, 2018 and increased by $32,944,000 from $906,111,000 for the quarter ended March 31, 2019. The effective yield on average loans was 5.55% for the quarter ended June 30, 2019, compared to 5.49% and 5.64% for the quarters ended June 30, 2018 and March 31, 2019, respectively.
Total average assets for the quarter ended June 30, 2019 were $1,584,122,000 compared to $1,588,644,000 for the quarter ended June 30, 2018 and $1,540,721,000 for the quarter ended March 31, 2019, a decrease of $4,522,000 and an increase of $43,401,000, or (0.28)% and 2.82%, respectively.
Total average deposits decreased $62,091,000, or 4.65%, to $1,274,159,000 for the quarter ended June 30, 2019, compared to $1,336,250,000 for the quarter ended June 30, 2018. Total average deposits decreased $15,853,000, or 1.23%, for the quarter ended June 30, 2019, compared to $1,290,012,000 for the quarter ended March 31, 2019. The Company’s ratio of average non-interest bearing deposits to total deposits was 42.45% for the quarter ended June 30, 2019, compared to 40.85% and 42.10% for the quarters ended June 30, 2018 and March 31, 2019, respectively.
Non-interest income increased $1,912,000, or 71.18%, to $4,598,000 for the second quarter of 2019 compared to $2,686,000 for the same period in 2018. For the quarter ended June 30, 2019, non-interest income included $2,459,000 net realized gains on sales and calls of investment securities compared to net realized gains of $82,000 for the same period in 2018, a $2,377,000 increase. During the second quarter of 2019 loan placement fees increased $47,000, other income increased by $61,000, and interchange fees increased $4,000, offset by a decrease in the gain on sale of credit card portfolio of $578,000, and a decrease in service charge income of $13,000 compared to the same period in 2018. Non-interest income for the quarter ended June 30, 2019 increased by $1,622,000 to $4,598,000, compared to $2,976,000 for the quarter ended March 31, 2019. The increase compared to the trailing quarter was primarily a $1,407,000 increase in net realized gains on sales and calls of investment securities, a $23,000 increase in service charges, and a $54,000 increase in other income.

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Central Valley Community Bancorp -- page 8

Non-interest expense for the quarter ended June 30, 2019 increased $273,000, or 2.37%, to $11,772,000 compared to $11,499,000 for the quarter ended June 30, 2018. The net increase quarter over quarter was a result of an increase of $383,000 in information technology expenses, an increase of $80,000 in amortization of core deposit intangibles, an increase in salaries and employee benefits of $79,000, and an increase of $10,000 in advertising expenses, partially offset by a decrease in occupancy and equipment expenses of $125,000, a decrease in professional services of $83,000, a decrease of $26,000 in regulatory assessments, and a decrease of $114,000 in operating losses.
Non-interest expense for the quarter ended June 30, 2019 increased by $105,000 compared to $11,667,000 for the trailing quarter ended March 31, 2019. The increase compared to the trailing quarter was primarily due to an increase in salaries and employee benefits of $422,000, and an increase of $17,000 in directors’ expense, partially offset by a $172,000 decrease in information technology expenses, a $71,000 decrease in other non-interest expenses, and a decrease in occupancy and equipment expense of $27,000.
The majority of the $71,000 decrease in other non-interest expenses was comprised of a decrease of $112,000 in credit card operation expenses and a $40,000 decrease in personnel costs, offset by a $24,000 increase in stationery and supplies. The increase in salaries and employee benefits of $422,000 was the result of increased salaries and interest on deferred compensation plans as a result of change in discount rate.
The Company recorded an income tax provision of $2,385,000 for the quarter ended June 30, 2019, compared to $1,569,000 for the quarter ended June 30, 2018. The effective tax rate for the quarter ended June 30, 2019 was 28.15% compared to 24.01% for the same period in 2018. The increase in the effective tax rate was the result of a decrease in tax exempt interest.
Quarterly Dividend Announcement
On July 17, 2019, the Board of Directors of the Company declared an increase in the regular quarterly cash dividend to $0.11 per share on the Company’s common stock. The dividend is payable on August 16, 2019 to shareholders of record as of August 2, 2019.

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Stock Repurchase Plan Announcement
The Board of Directors of the Company also approved the adoption of a program to effect repurchases of the Company’s common stock. Under the program, the Company may repurchase up to $10 million of the Company’s outstanding shares of common stock, which represents approximately 3% of the Company’s outstanding shares of common stock, or approximately 479,616 shares based on the closing stock price of the Company’s common stock on July 16, 2019 of $20.85. The share repurchase program will begin on July 22, 2019 and end on July 17, 2020. The shares will be repurchased in open market transactions through brokers, subject to availability. All such transactions will be structured to comply with SEC Rule 10b-18, and all shares repurchased will be retired.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions at the international, national or local level on the Company’s results of operations; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the quality of the Company’s earning assets; (7) changes in the regulatory environment; (8) fluctuations in the real estate market; (9) changes in business conditions and inflation; (10) changes in securities markets; and (11) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2018.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2019	2018	2018

ASSETS
Cash and due from banks	$33,787	$24,954	$29,811
Interest-earning deposits in other banks	14,739	6,725	16,812
Federal funds sold	77	48	7
Total cash and cash equivalents	48,603	31,727	46,630
Available-for-sale investment securities	476,211	463,905	484,001
Equity securities	7,458	7,254	7,254
Loans, less allowance for credit losses of $9,405, $9,104 and $8,920 at June 30, 2019, December 31, 2018, and June 30, 2018, respectively	950,806	909,591	925,914
Bank premises and equipment, net	7,742	8,484	9,131
Bank owned life insurance	29,863	28,502	28,154
Federal Home Loan Bank stock	6,062	6,843	6,843
Goodwill	53,777	53,777	53,777
Core deposit intangibles	2,225	2,572	2,840
Accrued interest receivable and other assets	30,480	25,181	25,359
Total assets	$1,613,227	$1,537,836	$1,589,903

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$558,000	$550,657	$554,465
Interest bearing	736,087	731,641	769,746
Total deposits	1,294,087	1,282,298	1,324,211
Short-term borrowings	54,000	10,000	30,000
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	28,305	20,645	19,353
Total liabilities	1,381,547	1,318,098	1,378,719
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,488,983, 13,754,965, and 13,785,591, at June 30, 2019, December 31, 2018, and June 30, 2018, respectively	98,210	103,851	104,226
Retained earnings	128,723	120,294	111,545
Accumulated other comprehensive income (loss), net of tax	4,747	(4,407)	(4,587)
Total shareholders’ equity	231,680	219,738	211,184
Total liabilities and shareholders’ equity	$1,613,227	$1,537,836	$1,589,903

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except share and per share amounts)	2019	2019	2018	2019	2018
INTEREST INCOME:
Interest and fees on loans	$12,955	$12,554	$12,519	$25,509	$24,525
Interest on deposits in other banks	59	150	44	209	142
Interest and dividends on investment securities:
Taxable	3,337	3,023	2,185	6,360	4,744
Exempt from Federal income taxes	429	562	1,045	991	2,112
Total interest income	16,780	16,289	15,793	33,069	31,523
INTEREST EXPENSE:
Interest on deposits	469	393	252	862	490
Interest on junior subordinated deferrable interest debentures	55	57	52	112	95
Other	310	4	92	314	115
Total interest expense	834	454	396	1,288	700
Net interest income before provision for credit losses	15,946	15,835	15,397	31,781	30,823
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	300	(25)	50	275	50
Net interest income after provision for credit losses	15,646	15,860	15,347	31,506	30,773
NON-INTEREST INCOME:
Service charges	713	690	726	1,403	1,481
Net realized gains on sale of credit card portfolio	—	—	578	—	578
Appreciation in cash surrender value of bank owned life insurance	190	171	176	361	347
Interchange fees	384	343	380	727	725
Loan placement fees	220	139	173	359	339
Net realized gains on sales and calls of investment securities	2,459	1,052	82	3,511	897
Federal Home Loan Bank dividends	118	121	118	239	239
Other income	514	460	453	974	851
Total non-interest income	4,598	2,976	2,686	7,574	5,457
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,912	6,490	6,833	13,402	13,249
Occupancy and equipment	1,452	1,479	1,577	2,931	3,114
Acquisition and integration expenses	—	—	—	—	217
Professional services	280	327	363	607	801
Data processing expense	401	395	370	796	850
Directors’ expenses	193	176	133	369	223
ATM/Debit card expenses	186	191	176	377	377
Information technology	605	777	222	1,382	434
Regulatory assessments	134	152	160	286	322
Advertising	198	202	188	400	377
Internet banking expenses	199	194	175	393	370
Amortization of core deposit intangibles	173	174	93	347	187
Other expense	1,039	1,110	1,209	2,149	2,346
Total non-interest expenses	11,772	11,667	11,499	23,439	22,867
Income before provision for income taxes	8,472	7,169	6,534	15,641	13,363
PROVISION FOR INCOME TAXES	2,385	1,953	1,569	4,338	3,107
Net income	$6,087	$5,216	$4,965	$11,303	$10,256

Net income per common share:
Basic earnings per common share	$0.45	$0.38	$0.36	$0.84	$0.75

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Weighted average common shares used in basic computation	13,533,724	13,646,489	13,692,358	13,515,752	13,681,229
Diluted earnings per common share	$0.45	$0.38	$0.36	$0.83	$0.74
Weighted average common shares used in diluted computation	13,635,834	13,755,615	13,823,278	13,612,866	13,814,087
Cash dividends per common share	$0.11	$0.10	$0.07	$0.21	$0.14

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30	Mar. 31	Dec. 31,	Sep. 30	Jun. 30,
For the three months ended	2019	2019	2018	2018	2018
(In thousands, except share and per share amounts)
Net interest income	$15,946	$15,835	$15,973	$15,907	$15,397
Provision for (reversal of) credit losses	300	(25)	—	—	50
Net interest income after provision for credit losses	15,646	15,860	15,973	15,907	15,347
Total non-interest income	4,598	2,976	2,404	2,463	2,686
Total non-interest expense	11,772	11,667	11,410	10,791	11,499
Provision for income taxes	2,385	1,953	1,686	1,827	1,569
Net income	$6,087	$5,216	$5,281	$5,752	$4,965
Basic earnings per common share	$0.45	$0.38	$0.38	$0.42	$0.36
Weighted average common shares used in basic computation	13,533,724	13,646,489	13,721,087	13,715,141	13,692,358
Diluted earnings per common share	$0.45	$0.38	$0.38	$0.42	$0.36
Weighted average common shares used in diluted computation	13,635,834	13,755,615	13,834,662	13,836,828	13,823,278

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
As of and for the three months ended	2019	2019	2018	2018	2018
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.98%	0.99%	0.99%	0.99%	0.95%
Non-performing assets to total assets	0.15%	0.10%	0.18%	0.27%	0.26%
Total non-performing assets	$2,442	$1,548	$2,740	$4,133	$4,092
Total nonaccrual loans	$2,442	$1,548	$2,740	$4,133	$4,092
Net loan charge-offs (recoveries)	$13	$(39)	$(79)	$(105)	$(82)
Net charge-offs (recoveries) to average loans (annualized)	0.01%	(0.02)%	(0.03)%	(0.05)%	(0.04)%
Book value per share	$17.18	$16.63	$15.98	$15.47	$15.32
Tangible book value per share	$13.02	$12.52	$11.87	$11.37	$11.21
Tangible common equity	$175,678	$171,279	$163,389	$156,911	$154,567
Cost of total deposits	0.15%	0.12%	0.10%	0.10%	0.08%
Interest and dividends on investment securities exempt from Federal income taxes	$429	$562	$530	$896	$1,045
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.50%	4.63%	4.55%	4.53%	4.35%
Return on average assets (2)	1.54%	1.35%	1.37%	1.48%	1.25%
Return on average equity (2)	10.68%	9.42%	9.82%	10.80%	9.53%
Loan to deposit ratio	74.20%	71.32%	71.64%	71.49%	70.60%
Efficiency ratio	63.78%	63.92%	60.80%	58.65%	62.99%
Tier 1 leverage - Bancorp	11.43%	11.69%	11.48%	11.16%	10.59%
Tier 1 leverage - Bank	11.36%	11.64%	11.32%	11.06%	10.44%
Common equity tier 1 - Bancorp	14.72%	15.13%	15.13%	15.17%	14.35%
Common equity tier 1 - Bank	15.08%	15.50%	15.38%	15.51%	14.59%
Tier 1 risk-based capital - Bancorp	15.16%	15.58%	15.59%	15.64%	14.80%
Tier 1 risk-based capital - Bank	15.08%	15.50%	15.38%	15.51%	14.59%
Total risk-based capital - Bancorp	16.00%	16.41%	16.44%	16.51%	15.64%
Total risk based capital - Bank	15.91%	16.34%	16.23%	16.37%	15.43%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
AVERAGE AMOUNTS	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Federal funds sold	$119	$105	$35	$112	$48
Interest-bearing deposits in other banks	11,195	24,571	11,037	17,846	18,208
Investments	485,031	471,129	521,433	478,118	536,753
Loans (1)	936,602	903,415	914,236	920,099	906,566
Earning assets	1,432,947	1,399,220	1,446,741	1,416,175	1,461,575
Allowance for credit losses	(9,234)	(9,124)	(8,822)	(9,179)	(8,806)
Nonaccrual loans	2,453	2,696	4,035	2,575	4,064
Other non-earning assets	157,956	147,929	146,690	152,970	149,642
Total assets	$1,584,122	$1,540,721	$1,588,644	$1,562,541	$1,606,475

Interest bearing deposits	$733,291	$746,875	$790,396	$740,045	$810,449
Other borrowings	53,952	5,766	24,699	29,992	17,837
Total interest-bearing liabilities	787,243	752,641	815,095	770,037	828,286
Non-interest bearing demand deposits	540,868	543,137	545,854	541,996	549,870
Non-interest bearing liabilities	28,078	23,433	19,221	25,766	19,783
Total liabilities	1,356,189	1,319,211	1,380,170	1,337,799	1,397,939
Total equity	227,933	221,510	208,474	224,742	208,536
Total liabilities and equity	$1,584,122	$1,540,721	$1,588,644	$1,562,541	$1,606,475

AVERAGE RATES
Federal funds sold	2.40%	2.40%	1.78%	2.39%	1.61%
Interest-earning deposits in other banks	2.11%	2.44%	1.63%	2.34%	1.56%
Investments	3.20%	3.17%	2.69%	3.18%	2.76%
Loans (3)	5.55%	5.64%	5.49%	5.59%	5.46%
Earning assets	4.73%	4.76%	4.46%	4.75%	4.43%
Interest-bearing deposits	0.26%	0.21%	0.13%	0.23%	0.12%
Other borrowings	2.71%	4.23%	2.33%	2.84%	2.35%
Total interest-bearing liabilities	0.42%	0.24%	0.19%	0.34%	0.17%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.50%	4.63%	4.35%	4.56%	4.33%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $114, $150, and $278, for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $264 and $562 for the six months ended June 30, 2019 and 2018, respectively.

(3)
Loan yield includes loan fees (costs) for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018 of $(42), $26, and $107, respectively. Loan yield includes loan fees (costs) for the six months ended June 30, 2019 and 2018 of $(16) and $228, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322